                                                                     EXHIBIT 10



                  LOAN AGREEMENT AMONG SOUTHERN FLOW COMPANIES, INC., MARCUM GAS TRANSMISSION, INC., MARCUM NATURAL GAS SERVICES, INC. AND COMMERCIAL NATIONAL BANK IN SHREVEPORT DATED AS OF APRIL 18, 1997, AS AMENDED MAY 14, 1997.

********************************************************************************


                                 LOAN AGREEMENT

                                     among

                         SOUTHERN FLOW COMPANIES, INC.,
                         MARCUM GAS TRANSMISSION, INC.,
                       MARCUM NATURAL GAS SERVICES, INC.

                                      and

                     COMMERCIAL NATIONAL BANK IN SHREVEPORT


                           Dated as of April 18, 1997


******************************************************************************

                               TABLE OF CONTENTS

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
ARTICLE I - Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.1.      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2.      Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE II - Term Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 2.1.      Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 2.2.      The Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 2.3.      Repayment of Term Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 2.4.      Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 2.5.      Borrowing Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.6.      Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.7.      Operating Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.8.      Mandatory Prepayments or Addition of Collateral  . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.9.      Required Date and Amount to Mandatory Prepayment . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.10.     Borrowers' Option to Increase Collateral in Lieu of Prepayment . . . . . . . . . . . . . .  11

ARTICLE III - Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.1.      Method of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.2.      Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.3.      Computation of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.4.      Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE IV - Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.1.      Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.2.      Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE V - Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 5.1.      Term Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE VI - Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 6.1.      Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 6.2.      Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 6.3.      Corporate Action; No Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 6.4.      Operation of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 6.5.      Litigation and Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 6.6.      Rights in Properties; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 6.7.      Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 6.8.      Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 6.9.      Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.10.     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17





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                               TABLE OF CONTENTS


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         Section 6.11.     Use of Proceeds; Margin Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.12.     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.13.     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.14.     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.15.     Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.16.     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.17.     Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.18.     Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.19.     Public Utility Holding Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.20.     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE VII - Positive Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 7.1.      Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 7.2.      Maintenance of Existence; Conduct of Business  . . . . . . . . . . . . . . . . . . . . . .  22
         Section 7.3.      Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 7.4.      Taxes and Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 7.5.      Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 7.6.      Inspection Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 7.7.      Keeping Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 7.8.      Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 7.9.      Compliance with Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 7.10.     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 7.11.     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 7.12.     Operating Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 7.13.     Intercompany Payables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE VIII - Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 8.1.      Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 8.2.      Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 8.3.      Mergers, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 8.4.      Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 8.5.      Loans and Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 8.6.      Limitation on Issuance of Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 8.7.      Transactions With Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 8.8.      Disposition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 8.9.      Sale and Leaseback . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 8.10.     Prepayment of Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 8.11.     Nature of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 8.12.     Environmental Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 8.13.     Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 8.14.     Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26





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                               TABLE OF CONTENTS


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ARTICLE IX - Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 9.1.      Consolidated Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 9.2.      Debt Service Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE X - Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 10.1.     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 10.2.     Remedies Upon Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 10.3.     Performance by the Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE XI - Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 11.1.     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 11.2.     INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 11.3.     LIMITATION OF LIABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 11.4.     No Duty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 11.5.     Lender Not Fiduciary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 11.6.     Equitable Relief . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 11.7.     No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 11.8.     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 11.9.     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 11.10.    ENTIRE AGREEMENT; AMENDMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 11.11.    Maximum Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 11.12.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 11.13.    Governing Law; Venue; Service of Process . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 11.14.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 11.15.    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 11.16.    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 11.17.    Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 11.18.    Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 11.19.    Independence of Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 11.20.    WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34


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

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT, dated as of April 18, 1997, is among SOUTHERN FLOW COMPANIES, INC., a Delaware corporation, MARCUM GAS TRANSMISSION, INC., a Colorado corporation (individually, a "Borrower" and collectively, the "Borrowers"), and for the purposes of Section 9.1, MARCUM NATURAL GAS SERVICES, INC., a Delaware corporation ("Guarantor"), and COMMERCIAL NATIONAL BANK IN SHREVEPORT, a national banking association (the "Lender").

                                R E C I T A L S:

         The Borrowers have requested the Lender to make a term loan to the Borrowers in an aggregate principal amount of Four Hundred Thousand and No/100 Dollars ($400,000.00). The Lender is willing to make such loan to the Borrowers upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

         A. Definitions. As used in this Agreement, the following terms have the following meanings:

                 "Advance" means an advance of funds by the Lender to the Borrowers pursuant to Article II.

                 "Advance Request Form" means a certificate, in substantially the form of Exhibit "B" hereto, properly completed and signed by the Borrowers requesting an Advance.

                 "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Lender be deemed an Affiliate of any Borrower or any of their Subsidiaries.





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
                 "Base Rate" means, at any time, the rate of interest per annum equal to the "Prime Rate" published in the "Money Rates" section of the Wall Street Journal, as such "Prime Rate" may change from time to time and which rate may not be the lowest rate of interest charged by the Lender to its borrowers. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect without notice to the Borrower at the time of such change in the Base Rate.

                 "Borrowing Base" means at any particular time, an amount equal to eighty percent (80%) of Eligible Accounts.

                 "Business Day" means any day on which commercial banks are not authorized or required to close in Shreveport, Louisiana.

                 "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                 "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

                 "Collateral" has the meaning specified in Section 4.1.

                 "Commitment" means the obligation of the Lender to make an Advance pursuant to Section 2.1 in an aggregate principal amount up to but not exceeding Four Hundred Thousand and No/100 Dollars ($400,000.00), as the same may be terminated pursuant to Section 10.2.

                 "Consolidated Tangible Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Guarantor and its Subsidiaries; provided, however, there shall be excluded therefrom: (a) any amount at which shares of capital stock of the Guarantor appear as an asset on Guarantor's balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) loans and advances to any stockholder, director, officer, or employee of the Guarantor or any Affiliate of the Guarantor, and (e) all other assets which are properly classified as intangible assets.

                 "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money,
         (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days, (d) all Capital Lease Obligations of such Person, (e) all Debt or other obligations of others Guaranteed by such Person, (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, and (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

                 "Debt Service Coverage Ratio" means a ratio calculated for any given time period equal to (a) the earnings of Southern Flow calculated before deductions for depreciation, interest, taxes and amortization of Southern Flow, each as determined in accordance with GAAP, divided by (b) the current maturities of all long-term Debt of Southern Flow (excluding Subordinated Debt but including the Term
         Loan), each as determined in accordance with GAAP.

                 "Deed of Trust" means the Deed of Trust of Southern Flow in favor of the Lender, in substantially the form of Exhibit "C" hereto, as the same may be amended, supplemented, or modified from time to time.

                 "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

                 "Default Rate" means the lesser of eighteen percent (18%) or the Maximum Rate.

                 "Dollars" and "$" mean lawful money of the United States of America.

                 "Eligible Accounts" means, at any time, all accounts receivable of the Borrowers created in the ordinary course of business that are acceptable to the Lender in its sole discretion and satisfy the following conditions:

                           (a) The account complies with all applicable laws, rules, and regulations, including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

                           (b) The account has not been outstanding for more than sixty (60) days past the original date of invoice;

                           (c)    The account was created in connection with
                 (i) the sale of goods by the Borrowers in the ordinary course of business and such sale has been consummated and such goods have been shipped and delivered and received by the account debtor, or (ii) the performance of services by a Borrower in the ordinary course of business and such services have been completed and accepted by the account debtor;

                           (d) The account represents a complete bona fide transaction which requires no further act on the part of either Borrower to make such account receivable payable by the account debtor;

                           (e) The account does not arise from the sale of any good that is on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment, or any other repurchase or return basis;

                           (f) The Borrowers have good and indefeasible title to the account and the account is not subject to any Lien except Liens in favor of the Lender;

                           (g) The account does not arise out of a contract with or order from an account debtor that, by its terms, prohibits or makes void or unenforceable the grant of a security interest by the Borrowers to the Lender in and to such account;

                           (h) The account is not subject to any setoff, counterclaim, defense, dispute, recoupment, or adjustment other than normal discounts for prompt payment;

                           (i) The account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

                           (j) The account is not evidenced by chattel paper or an instrument;

                           (k) No default exists under the account by any party thereto;

                           (l) The account debtor has not returned or refused to retain, or otherwise notified the Borrowers of any dispute concerning, or claimed nonconformity of, any of the goods from the sale of which the account arose;

                           (m) The account is not owed by an Affiliate of the Borrowers;

                           (n) The account is payable in Dollars by the account debtor;

                           (o) The account shall be ineligible if the account debtor is domiciled in any country other than the United States of America;

                           (p) The account shall be ineligible if more than ten percent (10%) of the aggregate balances then outstanding on accounts owed by such account debtor and its Affiliates to the Borrowers are more than sixty (60) days past due from the dates of their original invoices; and

                           (q) The account shall be ineligible if the account debtor is the United States of America or any department, agency, or instrumentality thereof, and the Federal Assignment of Claims Act of 1940, as amended, shall not have been complied with.

                 "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C.
         Section 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C.
         Section 2601 et seq., as such laws, regulations, and requirements may be amended or supplemented from time to time.

                 "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

                 "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any of the Borrowers or is under common control (within the meaning of Section 414(c) of the Code) with any of the Borrowers.

                 "Event of Default" has the meaning specified in Section 10.1.

                 "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

                 "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

                 "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 "Guarantor" means Marcum Natural Gas Services, Inc., a Delaware corporation.

                 "Guaranty" means the guaranty of Guarantor in favor of Lender, in substantially the form of Exhibit "E" hereto, as the same may be amended, supplemented, or modified from time to time.

                 "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

                 "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

                 "Loan Documents" means this Agreement and all promissory notes, security agreements, deeds of trust, assignments, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

                 "MGT" means Marcum Gas Transmission, Inc., a Colorado corporation.

                 "Maximum Rate" means, at any time, the maximum rate of interest under applicable law that the Lender may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate.

                 "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by any Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                 "Note" means the promissory note of the Borrowers payable to the order of Lender, in substantially the form of Exhibit "A" hereto, and all extensions, renewals, and modifications thereof.

                 "Obligated Party" means the Guarantor or any other Person who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

                 "Obligations" means all obligations, indebtedness, and liabilities of the Borrowers to the Lender, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of the Borrowers under this Agreement and the other Loan Documents, and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

                 "Operating Lease" means any lease (other than a lease constituting a Capital Lease Obligation) of real or personal property.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

                 "Permitted Liens" has the meaning specified in Section 8.2.

                 "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

                 "Plan" means any employee benefit or other plan established or maintained by any Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                 "Pledge Agreement" means the Pledge Agreement of MGT in favor of the Lender in substantially the form of Exhibit "D-2" hereto, as the same may be amended, supplemented or modified.

                 "Principal Office" means the principal office of the Lender, presently located at 333 Texas Street, Shreveport, Louisiana 71101.

                 "Prohibited Transaction" means any transaction set forth in
         Section 406 of ERISA or Section 4975 of the Code.

                 "Real Property" means the real property and interests in real property identified on Schedule 1 attached hereto and all improvements and fixtures thereon and all appurtenances thereto.

                 "Reportable Event" means any of the events set forth in
         Section 4043 of ERISA.

                 "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property.

                 "Remedial Action" means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                 "RICO" means the Racketeer Influenced and Corrupt Organization Act of 1970, as amended from time to time.

                 "Security Agreement" means the Security Agreement of the Borrowers in favor of the Lender in substantially the form of Exhibit "D-1" hereto, as the same may be amended, supplemented, or modified.

                 "Southern Flow" means Southern Flow Companies, Inc., a Delaware corporation.

                 "Subordinated Debt" means the indebtedness of Southern Flow owing to the Guarantor in the outstanding principal amount of $8,045,757 and any Debt of the Borrowers to the Guarantor hereafter incurred that is subordinated to the payment in full of the Obligations upon terms reasonably satisfactory to the Lender.

                 "Subsidiary" means any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Guarantor or one or more of the Subsidiaries or by the Guarantor and one or more of the Subsidiaries.

                 "Term Loan" has the meaning specified in Section 2.1.

                 "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

         Section 1.1. Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof," "herein," and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

                                   ARTICLE II

                                   Term Loan

         Section 2.1. Commitment. Subject to the terms and conditions of this Agreement, the Lender agrees to make a loan (the "Term Loan") jointly and severally to the Borrowers in a principal amount up to but not exceeding the amount of the Commitment in a single Advance on the date on which each of the conditions set forth in Section 5.1 have been satisfied.

         Section 2.2. The Note. The obligation of the Borrowers to repay the Term Loan shall be evidenced by the Note executed by the Borrowers, payable to the order of the Lender, in the principal amount of the Term Loan, and dated the date hereof.

         Section 2.3. Repayment of Term Loan. The Borrowers shall jointly and severally repay the unpaid principal amount of the Term Loan in thirty-five
(35) equal consecutive monthly installments in the amount of Eleven Thousand One Hundred Eleven and 11/100 Dollars ($11,111.11) each, payable on the last day of each month, plus a final installment in the amount of all outstanding principal of the Term Loan payable on March 31, 2000.

         Section 2.4. Interest. The unpaid principal amount of the Term Loan shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate, or (b) the sum of the Base Rate in effect from day to day plus one percent (1%). If at any time the rate of interest specified in clause (b) above shall exceed the Maximum Rate, thereby causing the interest accruing on the Term Loan to be limited to the Maximum

Rate, then any subsequent reduction in the Base Rate shall not reduce the rate of interest on the Term Loan below the Maximum Rate until the aggregate amount of interest accrued on the Term Loan equals the aggregate amount of interest which would have accrued on the Term Loan if the interest rate specified in clause (b) above had at all times been in effect. Accrued and unpaid interest on the Term Loan shall be payable on the last day of each month and on March 31, 2000. Notwithstanding the foregoing, any outstanding principal of any Advance and (to the fullest extent permitted by law) any other amount payable by the Borrowers under this Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

         Section 2.5. Borrowing Procedure. The Borrowers shall give the Lender notice on or before the closing date of the Term Loan borrowing by means of an Advance Request Form containing the information required therein. Subject to the terms and conditions of this Agreement, the Term Loan shall be made available to the Borrowers by depositing the same, in immediately available funds, in an account of the Borrowers with the Lender at the Principal Office designated by the Borrowers.

         Section 2.6. Use of Proceeds. The proceeds of the Term Loan shall be used by the Borrowers to fund the organization of and the investment by MGT in the Marcum Midstream 1997-1 Business Trust.

         Section 2.7. Operating Accounts. Southern Flow shall deposit all proceeds of Collateral received by such Borrower directly in such Borrower's operating account maintained at Bank One, Louisiana-Lafayette, N.A. (collectively, the "Operating Accounts"). If an Event of Default has occurred and is continuing, all amounts in excess of $50,000 deposited in the Operating Accounts shall be transferred on a daily basis to the Borrowers' operating account maintained with Lender and the Lender may apply all such amounts on deposit in the operating account to the Obligations pursuant to the terms hereof. The Borrowers have obtained and delivered to the Lender the consent in the form of Exhibit "G" attached hereto, of Bank One, Louisiana-Lafayette, N.A. (a "Bank Consent"), which consent acknowledges the first priority security interest of the Lender hereunder in all moneys, securities and instruments deposited in the Operating Accounts and contains the irrevocable agreement of Bank One, Louisiana-Lafayette, N.A., to act in accordance with the written instructions of Lender after such bank has been notified in writing by the Lender that an Event of Default has occurred and is continuing. The Bank Consent further provides that until such bank has received a notice from Lender to the contrary, the Borrowers may withdraw in the ordinary course of business, funds from time to time on deposit in the Operating Accounts.

         Section 2.8. Mandatory Prepayments or Addition of Collateral. If the outstanding principal balance of the Term Loan at any time exceeds the Borrowing Base, as determined pursuant to the most recently delivered borrowing base report, the Lender may request the Borrowers by a notice ("Payment Notice") in writing to pay any such excess amount in the manner provided below or to increase the Collateral in lieu of such payment as provided below.

         Section 2.9. Required Date and Amount to Mandatory Prepayment. Within 15 Business Days after the Borrowers have received a Payment Notice, the Borrowers shall make a prepayment of principal on the Term Loan equal to the amount by which the outstanding principal balance of the Term Loan as of the date of the Payment Notice exceeds the Borrowing Base (such amount is hereinafter referred to as the "Borrowing Base Overage"), as of such date, unless the Borrowers have notified the Lender in writing (within 10 Business Days after the Borrowers have received the Payment Notice) of the Borrowers' election to comply with Section 2.10 hereof and have provided the Lender with complete descriptions of other properties or interests ("New Properties") which the Borrowers shall add to the Collateral and subject to Liens in favor of the Lender.

         Section 2.10. Borrowers' Option to Increase Collateral in Lieu of Prepayment. Within 30 days after the date on which the Lender receives notice of the Borrowers' election to comply with this Section 2.10, the Borrowers shall grant to the Lender valid, enforceable, perfected, first priority Liens in the New Properties, pursuant to security documents in form and substance reasonably satisfactory to the Lender. In addition, the Borrowers shall deliver to the Lender upon request such other information, data, and reports describing the New Properties as the Lender shall reasonably request.

                                  ARTICLE III

                                    Payments

         Section 3.1. Method of Payment. All payments of principal, interest, and other amounts to be made by the Borrowers under this Agreement and the other Loan Documents shall be made to the Lender at the Principal Office in Dollars and immediately available funds, without setoff, deduction, or counterclaim, not later than 2:00 P.M., Shreveport, Louisiana time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrowers shall, at the time of making each such payment, specify to the Lender the sums payable by the Borrowers under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event the Borrowers fail to so specify, or if an Event of Default has occurred and is continuing, the Lender may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion). Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

         Section 3.2. Prepayment. The Borrowers may, on at least three (3) Business Days' prior notice to Lender, prepay the Term Loan in whole at any time or from time to time in part without premium or penalty but with accrued and unpaid interest to the date of prepayment on the amount so prepaid, provided that each partial prepayment shall be in the principal amount of $50,000.00 or an integral multiple thereof and shall be applied to principal installments of the Term Loan in inverse order of maturity.

         Section 3.3. Computation of Interest. Interest on the Term Loan and on all other amounts payable by the Borrowers hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

         Section 3.4. Capital Adequacy. If after the date hereof, the Lender shall have determined that the adoption or implementation of any applicable law, rule, or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by the Lender (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other Governmental Authority, has or would have the effect of reducing the rate of return on the Lender's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which the Lender (or its parent) could have achieved but for such adoption, implementation, change, or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, within ten (10) Business Days after demand by the Lender, the Borrowers shall pay to the Lender (or its parent) such additional amount or amounts as will compensate the Lender for such reduction. A certificate of the Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, the Lender may use any reasonable averaging and attribution methods.

                                   ARTICLE IV

                                    Security

         Section 4.1. Collateral. To secure full and complete payment and performance of the Obligations, the Borrowers shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described in this Section (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

                 (a) Southern Flow shall grant to the Lender a first priority lien on the Real Property and shall assign to the Lender all present and future rents, leases, and profits relating to the Real Property pursuant to the Deed of Trust.

                 (b) MGT shall pledge and grant to the Lender a first priority security interest in all of its beneficial ownership interest in Marcum Midstream 1997-1 Business Trust pursuant to the Pledge Agreement.

                 (c) Each Borrower shall grant to the Lender a first priority security interest in all of its accounts, accounts receivable, equipment, machinery, fixtures, inventory, chattel paper, documents, instruments, and general intangibles, whether now owned or hereafter acquired, and all products and proceeds thereof, pursuant to the Security Agreement.

                 (d) The Borrowers shall execute and cause to be executed such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as the Lender, in its sole discretion, deems necessary or desirable to create, evidence, preserve, and perfect its liens and security interests in the Collateral.

         Section 4.2. Setoff. If an Event of Default shall have occurred and be continuing, the Lender shall have the right to set off and apply against the Obligations in such manner as the Lender may determine, at any time and without notice to the Borrowers, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from the Lender to any Borrower whether or not the Obligations are then due.
As further security for the Obligations, each Borrower hereby grants to the Lender a security interest in all money, instruments, and other property of such Borrower now or hereafter held by the Lender, including, without limitation, property held in safekeeping. In addition to the Lender's right of setoff and as further security for the Obligations, each Borrower hereby grants to the Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of such Borrower now or hereafter on deposit with or held by the Lender and all other sums at any time credited by or owing from the Lender to such Borrower. The rights and remedies of the Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.

                                   ARTICLE V

                              Conditions Precedent

         Section 5.1. Term Loan. The obligation of the Lender to make the Term Loan is subject to the condition precedent that the Lender shall have received on or before the day of the making of the Term Loan all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to Lender:

                 (a) Resolutions. Resolutions of the Board of Directors of each Borrower certified by the Secretary or an Assistant Secretary of such Borrower which authorize the execution, delivery, and performance by such Borrower of this Agreement and the other Loan Documents to which such Borrower is or is to be a party;

                 (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of each Borrower certifying the names of the officers of such Borrower authorized to sign this Agreement and each of the other Loan Documents to which such Borrower is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

                 (c) Articles of Incorporation. The articles of incorporation of each Borrower certified by the Secretary of State of state of incorporation of such Borrower and dated within ten (10) days prior to the date of the Advance;

                 (d) Bylaws. The bylaws of each Borrower certified by the Secretary or an Assistant Secretary of such Borrower;

                 (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of each Borrower as to the existence and good standing of such Borrower, each dated within ten (10) days prior to the date of the Advance;

                 (f)       Note. The Note executed by the Borrowers;

                 (g) Security Agreement. The Security Agreement executed by the Borrowers;

                 (h)       Deed of Trust. The Deed of Trust executed by
         Southern Flow;

                 (i) Financing Statements. Uniform Commercial Code financing statements executed by each Borrower and covering the Collateral owned by such Borrower as the Lender may request;

                 (j)       Guaranty. The Guaranty executed by the Guarantor;

                 (k)       Pledge Agreement. The Pledge Agreement executed by
         MGT;

                 (l) Insurance Policies. Copies of all insurance policies required by Section 7.5, together with loss payable endorsements in favor of the Lender with respect to all insurance policies covering Collateral;

                 (m) Bank Consent. A Bank Consent executed by Bank One, Louisiana-Lafayette, N.A.;

                 (n) Consent to Pledge. Any and all acknowledgments and/or consents deemed reasonably necessary by the Lender in connection with the pledge by MGT of its beneficial ownership interest in Marcum Midstream 1997-1 Business Trust;

                 (o) UCC Searches. The results of Uniform Commercial Code searches showing all financing statements and other documents or instruments on file against each Borrower in the offices of the Secretary of State of Colorado and Texas, such searches to be as of a date no more than ten (10) days prior to the date of the Advance;

                 (p) Advance Request Form. An Advance Request Form, dated the date of the Advance comprising the Term Loan, executed by an authorized officer of each of the Borrowers;

                 (q) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys' fees) referred to in Section 11.1, to the extent incurred, shall have been paid in full by the Borrower;

                 (r) Facility Fee. Payment of a facility fee by the Borrowers to Lender in the amount of $12,000;

                 (s) No Default. No Default shall have occurred and be continuing, or would result from the Term Loan;

                 (t) Representations and Warranties. All of the representations contained in Article VI hereof and in the other Loan Documents shall be true and correct on and as of the date of the Term Loan with the same force and effect as if such representations and warranties had been made on and as of such date; and

                 (u) Additional Documentation. Such additional approvals, opinions, or documents as the Lender or its legal counsel, Winstead Sechrest & Minick P.C., may reasonably request.

                                   ARTICLE VI

                         Representations and Warranties

         To induce the Lender to enter into this Agreement, each Borrower represents and warrants to the Lender that:

         Section 6.1. Corporate Existence. Such Borrower and each of its Subsidiaries (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or properties. Such Borrower has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

         Section 6.2. Financial Statements. The Guarantor has delivered to the Lender audited consolidated financial statements of the Guarantor and its Subsidiaries as at and for the fiscal year ended December 31, 1996. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of the Guarantor and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Guarantor nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of the Guarantor or any of its Subsidiaries since the effective date of the most recent financial statements referred to in this Section.

         Section 6.3. Corporate Action; No Breach. The execution, delivery, and performance by such Borrower of this Agreement and the other Loan Documents to which such Borrower is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate action on the part of such Borrower and do not and will not
(a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation or bylaws of such Borrower or any of its Subsidiaries, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or
(iii) any agreement or instrument to which such Borrower or any of the Subsidiaries is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided in Article IV) upon any of the revenues or assets of such Borrower or any of its Subsidiaries.

         Section 6.4. Operation of Business. Such Borrower and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and such Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing.

         Section 6.5.      Litigation and Judgments. Except as disclosed on
Schedule 2 hereto, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of such Borrower, threatened against or affecting such Borrower or any of its Subsidiaries, that would, if adversely determined, have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of such Borrower or any of its Subsidiaries or the ability of such Borrower to pay and perform the Obligations. There are no outstanding judgments against such Borrower or any of its Subsidiaries.

         Section 6.6. Rights in Properties; Liens. Such Borrower and each of its Subsidiaries have good and indefeasible title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 6.2, and none of the properties, assets, or leasehold interests of such Borrower or any of its Subsidiaries is subject to any Lien, except as permitted by Section 8.2.

         Section 6.7. Enforceability. This Agreement constitutes, and the other Loan Documents to which such Borrower is party, when delivered, shall constitute legal, valid, and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

         Section 6.8. Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by such Borrower of this Agreement and the other Loan Documents to which such Borrower is or may become a party or the validity or enforceability thereof.

         Section 6.9. Debt. Such Borrower and its Subsidiaries have no Debt, except as disclosed on Schedule 3 hereto.

         Section 6.10. Taxes. Such Borrower and each of its Subsidiaries have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable. Such Borrower knows of no pending investigation of such Borrower or any of its Subsidiaries by any taxing authority or of any pending but unassessed tax liability of the Borrower or any of its Subsidiaries which would result in any material additional tax liability. The federal income tax liability of such Borrower and its Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied for all taxable years up to and including the taxable year ended December 31, 1994.

         Section 6.11. Use of Proceeds; Margin Securities. Neither such Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 6.12. ERISA. Such Borrower and each of its Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither such Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Such Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither such Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         Section 6.13. Disclosure. No statement, information, report, representation, or warranty made by such Borrower in this Agreement or in any other Loan Document or furnished to the Lender, in writing, in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to such Borrower which has a material adverse effect, or which might in the future have a material adverse effect, on the business, condition (financial or otherwise), operations, prospects, or properties of such Borrower or any of its Subsidiaries that has not been disclosed in writing to the Lender.

         Section 6.14. Subsidiaries. Such Borrower has no Subsidiaries other than those listed on Schedule 4 hereto, and Schedule 4 sets forth the jurisdiction of incorporation of each Subsidiary and the percentage of such Borrower's ownership of the outstanding voting stock of each of its Subsidiaries. All of the outstanding capital stock of each of its Subsidiaries has been validly issued, is fully paid, and is nonassessable.

         Section 6.15. Agreements. Neither such Borrower nor any of its Subsidiaries is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of such Borrower or any of its Subsidiaries, or the ability of such Borrower to pay and perform its obligations under the Loan Documents to which it is a party. Neither such Borrower nor any of its Subsidiaries is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

         Section 6.16. Compliance with Laws. Neither such Borrower nor any of its Subsidiaries is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.

         Section 6.17. Inventory. All inventory of such Borrower has been and will hereafter be produced in compliance with all applicable laws, rules, regulations, and governmental standards, including, without limitation, the minimum wage and overtime provisions of the Fair Labor Standards Act, as amended (29 U.S.C. Sections 201-219), and the regulations promulgated thereunder.

         Section 6.18. Investment Company Act. Neither such Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 6.19. Public Utility Holding Company Act. Neither such Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 6.20.     Environmental Matters. Except as disclosed on
Schedule 5 hereto:

                 (a) Such Borrower, each of its Subsidiaries, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws.

         such Borrower is not aware of, nor has such Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of such Borrower and its Subsidiaries with all Environmental Laws;

                 (b) Such Borrower and each of its Subsidiaries have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and such Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits;

                 (c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of such Borrower or any Subsidiary. The use which such Borrower and its Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets;

                 (d) Neither such Borrower nor any of its Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

                 (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of such Borrower or any of its Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;

                 (f) Neither such Borrower nor any of its Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., regulations thereunder or any comparable provision of state law. Such Borrower and its Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;

                 (g) Neither such Borrower nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

                 (h) No Lien arising under any Environmental Law has attached to any property or revenues of such Borrower or its Subsidiaries.

                                  ARTICLE VII

                               Positive Covenants

         Each Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or the Lender has any Commitment hereunder, such Borrower will perform and observe the following positive covenants, unless the Lender shall otherwise consent in writing:

         Section 7.1. Reporting Requirements. Such Borrower will furnish or cause to be furnished to the Lender:

                 (a) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Guarantor, beginning with the fiscal year ending December 31, 1997, a copy of the annual audit report of the Guarantor and the Subsidiaries for such fiscal year containing, on a consolidated and consolidating basis, if applicable, balance sheets and statements of income, retained earnings, and cash flow as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by Deloitte & Touche, LLP, or other independent certified public accountants of recognized standing acceptable to the Lender, to the effect that such report has been prepared in accordance with GAAP;

                 (b) Quarterly Financial Statements. As soon as available, and in any event within sixty (60) days after the end of each of the quarters of each fiscal year of the Guarantor, a copy of an unaudited financial report of the Guarantor and the Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, if applicable, balance sheets and statements of income, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the chief financial officer or principal accounting officer of the Borrower or Guarantor to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Guarantor and the Subsidiaries, on a consolidated and consolidating basis, if applicable, at the date and for the periods indicated therein;

                 (c) Certificate of No Default. Concurrently with the delivery of each of the financial statements referred to in subsections 7.1(a) and 7.1(b), a certificate of the chief financial officer or principal accounting officer of the Borrowers or Guarantor
         (i) stating that to the best of such officer's knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with
         Article IX;

                 (d) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to the Guarantor or any of its Subsidiaries by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of the Guarantor or any of its Subsidiaries;

                 (e) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting any Borrower or any of its Subsidiaries which, if determined adversely to such Borrower or such Subsidiary, could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of such Borrower or its Subsidiary;

                 (f) Notice of Default. As soon as possible and in any event within five (5) days after the occurrence of each Default, a written notice setting forth the details of such Default and the action that the Borrowers have taken and proposes to take with respect thereto;

                 (g) ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which any Borrower or any of its Subsidiaries files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) Business Days after such Borrower or any of its Subsidiaries knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or such Borrower or any of its Subsidiaries has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of such Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that such Borrower proposes to take with respect thereto;

                 (h) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Lender pursuant to any other clause of this Section;

                 (i) Notice of Material Adverse Change. As soon as possible and in any event within five (5) Business Days after the occurrence thereof, written notice of any matter that could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of any Borrower or any of its Subsidiaries;

                 (j) Borrowing Base Report. As soon as available, and in any event within ten (10) Business Days after the end of each calendar month, a Borrowing Base Report, in substantially the form of Exhibit "F" hereto, certified by the chief executive officer, chief financial officer, or principal accounting officer of Borrower or Guarantor;

                 (k) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by the Guarantor or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by the Guarantor or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency; and

                 (l) General Information. Promptly, such other information concerning any Borrower or any of its Subsidiaries as the Lender may from time to time reasonably request.

         Section 7.2. Maintenance of Existence; Conduct of Business. Such Borrower will preserve and maintain, and will cause each of its Subsidiaries to preserve and maintain, its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. Such Borrower will conduct, and will cause each of its Subsidiaries to conduct, its business in an orderly and efficient manner in accordance with good business practices.

         Section 7.3. Maintenance of Properties. Such Borrower will maintain, keep, and preserve, and cause each of its Subsidiaries to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition.

         Section 7.4. Taxes and Claims. Such Borrower will pay or discharge, and will cause each of its Subsidiaries to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither such Borrower nor any of its Subsidiaries shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

         Section 7.5. Insurance. Such Borrower will maintain, and will cause each of its Subsidiaries to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which such Borrower and its Subsidiaries operate, provided that in any event such Borrower will maintain and cause each of its Subsidiaries to maintain workmen's compensation insurance, property insurance, comprehensive general liability insurance, products liability insurance, and business interruption insurance reasonably satisfactory to the Lender. Each insurance policy covering Collateral shall name the Lender as loss payee and shall provide that such policy will not be cancelled or reduced without thirty (30) days' prior written notice to the Lender.

         Section 7.6. Inspection Rights. At any reasonable time and from time to time, such Borrower will permit, and will cause each of its Subsidiaries to permit, representatives of the

Lender to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants.

         Section 7.7. Keeping Books and Records. Such Borrower will maintain, and will cause each of its Subsidiaries to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 7.8. Compliance with Laws. Such Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

         Section 7.9. Compliance with Agreements. Such Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

         Section 7.10. Further Assurances. Such Borrower will, and will cause each of its Subsidiaries to, execute and deliver such further agreements and instruments and take such further action as may be requested by the Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of the Lender in the Collateral.

         Section 7.11. ERISA. Such Borrower will comply, and will cause each of its Subsidiaries to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

         Section 7.12. Operating Accounts. Each Borrower will maintain its Operating Account and will promptly, and in any event within three (3) Business Days of its receipt thereof, deposit all proceeds of Collateral directly in its Operating Account.

         Section 7.13. Intercompany Payables. Each Borrower hereby agrees that any and all obligations of any Borrower to any other Borrower, whether now existing or hereafter arising and whether evidenced by a note, contract or open account shall be subordinate and junior in right of payment to the prior payment in full of the Obligations, and each Borrower hereby assigns any such obligations to Lender as security for the Obligations.

                                  ARTICLE VIII

                               Negative Covenants

         Each Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or the Lender has any Commitment hereunder, such Borrower will perform and observe the following negative covenants, unless the Lender shall otherwise consent in writing:

         Section 8.1. Debt. Such Borrower will not incur, create, assume, or permit to exist, and will not permit any of its Subsidiaries to incur, create, assume, or permit to exist, any Debt, except:

                 (a)       Debt to the Lender;

                 (b)       Existing Debt described on Schedule 3 hereto; and

                 (c)       Subordinated Debt.

         Section 8.2. Limitation on Liens. Such Borrower will not incur, create, assume, or permit to exist, and will not permit any of its Subsidiaries to incur, create, assume, or permit to exist, any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following (collectively, the "Permitted Liens"):

                 (a)       Liens disclosed on Schedule 6 hereto;

                 (b)       Liens in favor of the Lender;

                 (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of such Borrower or its Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

                 (d) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

                 (e) Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business; and

                 (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, or contracts (other than for payment of Debt), or leases made in the ordinary course of business.

         Section 8.3. Mergers, Etc. Such Borrower will not, and will not permit any of its Subsidiaries to, become a party to a merger or consolidation, or purchase or otherwise acquire all or any part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate.

         Section 8.4. Restricted Payments. Such Borrower will not declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or permit any of its Subsidiaries to purchase or otherwise acquire any capital stock of such Borrower or another Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock.

         Section 8.5. Loans and Investments. Such Borrower will not make, and will not permit any of its Subsidiaries to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, or permit any of its Subsidiaries to purchase, any stock, bonds, notes, debentures, or other securities of any Person, other than the Guarantor, except:

                 (a) readily marketable direct obligations of the United States of America;

                 (b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition of any commercial bank operating in the United States having capital and surplus in excess of $50,000,000.00; and

                 (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service.

         Section 8.6. Limitation on Issuance of Capital Stock. Such Borrower will not, and will not permit any of its Subsidiaries to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock, or (c) any option, warrant, or other right to acquire any of its capital stock.

         Section 8.7. Transactions With Affiliates. Such Borrower will not enter into, and will not permit any of its Subsidiaries to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of such Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of such Borrower or such Subsidiary.

         Section 8.8. Disposition of Assets. Such Borrower will not sell, lease, assign, transfer, or otherwise dispose of any of its assets, or permit any of its Subsidiaries to do so with any of its assets, except dispositions of inventory in the ordinary course of business.

         Section 8.9. Sale and Leaseback. Such Borrower will not enter into, and will not permit any of its Subsidiaries to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

         Section 8.10. Prepayment of Debt. Such Borrower will not prepay, and will not permit any of its Subsidiaries to prepay, any Debt, except the Obligations.

         Section 8.11. Nature of Business. Such Borrower will not, and will not permit any of its Subsidiaries to, engage in any type of business other than the businesses in which they are engaged as of the date hereof.

         Section 8.12. Environmental Protection. Such Borrower will not, and will not permit any of its Subsidiaries to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which the Borrower or any of its Subsidiaries would be responsible.

         Section 8.13. Accounting. Such Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year or make any change
(a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to the Lender, or (b) in tax reporting treatment, except as required by law and disclosed to the Lender.

         Section 8.14. Bank Accounts. Such Borrower will not deposit the proceeds of any Collateral in any bank account other than its Operating Account or any account maintained with Lender.

                                   ARTICLE IX

                              Financial Covenants

         Each Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or the Lender has any Commitment hereunder, the Borrower will observe and perform the following financial covenants, calculated as of the end of each fiscal quarter, unless the Lender shall otherwise consent in writing:

         Section 9.1. Consolidated Tangible Net Worth. The Guarantor will at all times maintain Consolidated Tangible Net Worth in an amount not less than Six Million Five Hundred Thousand Dollars ($6,500,000.00).

         Section 9.2. Debt Service Coverage Ratio. Southern Flow will at all times maintain a Debt Service Coverage Ratio of not less than 1.1 to 1.0, calculated as of the end of each fiscal quarter of Southern Flow on a rolling four (4) quarter basis.

                                   ARTICLE X

                                    Default

         Section 10.1. Events of Default. Each of the following shall be deemed an "Event of Default":

                 (a) The Borrowers shall fail to pay within five (5) Business Days of the date due the Obligations or any part thereof.

                 (b) Any representation or warranty made or deemed made by any Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                 (c) Any Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document and such failure shall continue for ten (10) Business Days.

                 (d) Any Borrower, any of its Subsidiaries, or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

                 (e) An involuntary proceeding shall be commenced against any Borrower, any of its Subsidiaries, or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days.

                 (f) Any Borrower, any of its Subsidiaries or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of One Hundred Thousand Dollars ($100,000.00) against any of its assets or properties.

                 (g) A final judgment or judgments for the payment of money in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate shall be rendered by a court or courts against any Borrower, any of their Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty
         (30) days from the date of entry thereof and such Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                 (h) Any Borrower, any of its Subsidiaries, or any Obligated Party shall fail to pay when due (including any applicable grace period) any principal of or interest on any Debt (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

                 (i) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Borrower, any of its Subsidiaries, any Obligated Party or any of their respective shareholders, or any Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

                 (j) Any of the following events shall occur or exist with respect to any Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of the Lender subject any Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed One Hundred Thousand Dollars ($100,000.00).

                 (k) Any Borrower, any of their Subsidiaries, or any Obligated Party, or any of their properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged within thirty (30) days from the date of entry thereof.

         Section 10.2. Remedies Upon Default. If any Event of Default shall occur and be continuing, the Lender may without notice terminate the Commitment and declare the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that upon the occurrence of an Event of Default under Section 10.1(d) or Section 10.1(e), the Commitment shall automatically terminate, and the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by each Borrower. If any Event of Default shall occur and be continuing, the Lender may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

         Section 10.3. Performance by the Lender. If any Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, the Lender may perform or attempt to perform such covenant or agreement on behalf of such Borrower. In such event, the Borrowers shall, at the request of the Lender, promptly pay any amount expended by the Lender in connection with such performance or attempted performance to the Lender, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Lender shall not have any liability or responsibility for the performance of any obligation of the Borrowers under this Agreement or any other Loan Document.

                                   ARTICLE XI

                                 Miscellaneous

         Section 11.1. Expenses. The Borrowers hereby agree jointly and severally to pay on demand: (a) all costs and expenses of the Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the fees and expenses of legal counsel for the Lender not to exceed $15,000, (b) all costs and expenses of the Lender in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel for the Lender, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Document, and

(e) all other costs and expenses incurred by the Lender in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, and other charges incurred in connection with obtaining any mortgagee title insurance policy, survey, audit, or appraisal in respect of the Collateral.

         Section 11.2. INDEMNIFICATION. THE BORROWERS SHALL JOINTLY AND SEVERALLY INDEMNIFY THE LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS'
FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY ANY BORROWER OR OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF ANY BORROWER OR ANY SUBSIDIARY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

         Section 11.3. LIMITATION OF LIABILITY. NEITHER THE LENDER NOR ANY AFFILIATE, OFFICER, DIRECTOR, EMPLOYEE, ATTORNEY, OR AGENT OF THE LENDER SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND EACH BORROWER HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE ANY OF THEM UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES SUFFERED OR INCURRED BY ANY BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH BORROWER HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE THE LENDER OR ANY OF THE LENDER'S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, OR AGENTS FOR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM IN CONNECTION WITH, ARISING OUT OF, OR IN ANY

WAY RELATED TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

         Section 11.4. No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Lender shall have the right to act exclusively in the interest of the Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Borrower or any Borrower's shareholders or any other Person.

         Section 11.5. Lender Not Fiduciary. The relationship between the Borrowers and the Lender is solely that of debtor and creditor, and the Lender has no fiduciary or other special relationship with any Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrowers and the Lender to be other than that of debtor and creditor.

         Section 11.6. Equitable Relief. Each Borrower recognizes that in the event any Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Lender. The Borrowers therefore agree that the Lender, if the Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 11.7. No Waiver; Cumulative Remedies. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 11.8. Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the Lender and the Borrowers and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

         Section 11.9. Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by the Lender or any closing shall affect the representations and warranties or the right of the Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrowers hereunder, the obligations of the Borrowers under Sections 3.4, 11.1, and 11.2 shall survive repayment of the Note and termination of the Commitment.

         Section 11.10. ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement and the other Loan Documents to which any Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 11.11. Maximum Interest Rate. No provision of this Agreement or any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this shall govern and prevail and neither the Borrowers nor the sureties, guarantors, successors, or assigns of the Borrowers shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event the Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Note; and, if the principal of the Note has been paid in full, any remaining excess shall forthwith be paid to the Borrowers. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrowers and the Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Note so that interest for the entire term does not exceed the Maximum Rate.

         Section 11.12. Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which any Borrower is a party shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Lender pursuant to Article II shall not be effective until received by the Lender.

         Section 11.13. Governing Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana and the applicable laws of the United States of America. This Agreement has been entered into in Caddo Parish, Louisiana, and it shall be performable for all purposes in Caddo Parish, Louisiana. Any action or proceeding against the Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Caddo Parish, Louisiana. Each Borrower hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Each Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 11.12. Nothing herein or in any of the other Loan Documents shall affect the right of the Lender to serve process in any other manner permitted by law or shall limit the right of the Lender to bring any action or proceeding against any Borrower or with respect to any of their property in courts in other jurisdictions. Any action or proceeding by any Borrower against the Lender shall be brought only in a court located in Caddo Parish, Louisiana.

         Section 11.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 11.15. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 11.16. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 11.17. Participations. The Lender shall have the right at any time and from time to time to grant participations in the Note and any other Loan Documents. Each actual or proposed participant shall be entitled to receive all information received by the Lender regarding the Borrowers and the Subsidiaries, including, without limitation, information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant is subject to the circular or not).

         Section 11.18. Construction. Each Borrower and the Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrowers and the Lender.

         Section 11.19. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         Section 11.20. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NOTICE OF INDEMNIFICATION:        BORROWERS:
-------------------------         ---------

EACH BORROWER HEREBY              SOUTHERN FLOW COMPANIES, INC.
ACKNOWLEDGES THAT THIS
LOAN AGREEMENT CONTAINS
CERTAIN INDEMNIFICATION
PROVISIONS PURSUANT TO            By: /s/ W. Phillip Marcum
SECTION 11.2 HEREOF.                  -------------------------------
                                      Name: W. Phillip Marcum
                                           --------------------------
                                      Title: Chief Executive Officer
                                            -------------------------

                                  MARCUM GAS TRANSMISSION, INC.



                                  By: /s/ W. Phillip Marcum
                                     ---------------------------------
                                     Name: W. Phillip Marcum
                                          ---------------------------
                                     Title: Chief Executive Officer
                                           --------------------------

                                  Address for Notices:

                                  1675 Broadway, Suite 2150
                                  Denver, Colorado 80202

                                  Fax No.: (303) 592-5556
                                  Telephone No.: (303) 592-5555

                                  Attention:  Mr. Gary Zuiderveen

                                  GUARANTOR:

                                  MARCUM NATURAL GAS SERVICES, INC.



                                  By: /s/ W. Phillip Marcum
                                     ---------------------------------
                                     Name: W. Phillip Marcum
                                          ----------------------------
                                     Title: President and CEO
                                           ---------------------------

                                  Address for Notices:

                                  1675 Broadway, Suite 2150
                                  Denver, Colorado 80202

                                  Fax No.: (303) 592-5556
                                  Telephone No.: (303) 592-5555

                                  Attention:  Mr. Gary Zuiderveen


                                  LENDER:

                                  COMMERCIAL NATIONAL BANK
                                  IN SHREVEPORT



                                  By: /s/ Riley Hagan, III
                                     ---------------------------------
                                      Riley Hagan, III,
                                      Senior Vice President

                                  Address for Notices:

                                  333 Texas Street
                                  Shreveport, Louisiana 71101

                                  Fax No.: (318) 429-1864
                                  Telephone No.: (318) 429-1820

                                  Attention:  Mr. Riley Hagan, III

                               INDEX TO EXHIBITS


Exhibit                 Description of Exhibit                   Section
-------                ------------------------                  -------
  "A"                  Note                                      2.2
  "B"                  Advance Request Form                      2.5
  "C"                  Deed of Trust                             4.1(a)
 "D-1"                 Security Agreement                        4.1(c)
 "D-2"                 Pledge Agreement                          4.1(b)
  "E"                  Guaranty                                  4.2
  "F"                  Borrowing Base Report                     7.1(j)
  "G"                  Bank Consent                              2.7


                               INDEX TO SCHEDULES


Schedule                Description of Schedule                  Section
--------               -------------------------                 -------
   1                   Legal Description of Real Property        4.1(a)
   2                   Existing Litigation                       6.5
   3                   Existing Debt                             6.9
   4                   List of Subsidiaries                      6.14
   5                   Environmental Matters                     6.20
   6                   Existing Liens                            8.2

                       FIRST AMENDMENT TO LOAN AGREEMENT



         THIS FIRST AMENDMENT TO LOAN AGREEMENT (the "Amendment"), dated as of May 14, 1997, is by and among SOUTHERN FLOW COMPANIES, INC., a Delaware corporation, MARCUM GAS TRANSMISSION, INC., a Colorado corporation (individually, a "Borrower" and collectively, the "Borrowers"), MARCUM NATURAL GAS SERVICES, INC., a Delaware corporation ("Guarantor"), and COMMERCIAL NATIONAL BANK IN SHREVEPORT ("Lender").

                                   RECITALS:

         A. The Borrowers, Guarantor and Lender have entered into that certain Loan Agreement dated as of April 18, 1997 (as the same may be amended or otherwise modified from time to time, the "Agreement").

         B. Pursuant to the Agreement, Guarantor executed that certain Guaranty Agreement (the "Guaranty") dated as of April 18, 1997 which guaranteed to Lender the payment and performance of the Obligations (as defined in the Agreement).

         C. The Borrowers, Guarantor and Lender now desire to amend the Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

         1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

                                   ARTICLE II

                                   Amendments

         2.1     Amendment to Section 2.3.  Effective as of the date hereof,
Section 2.3 of the Agreement is hereby amended in its entirety to read as follows:

                 "Section 2.3. Repayment of Term Loan. The Borrowers shall jointly and severally repay the unpaid principal amount of the Term Loan in thirty-five (35) equal consecutive monthly installments in the amount of Eleven Thousand One

         Hundred Eleven and 11/100 Dollars ($11,111.11) each, payable on the last day of each month, commencing May 31, 1997, plus a final installment in the amount of all outstanding principal of the Term Loan payable on April 30, 2000."

         2.2     Amendment to Section 2.4.

                 (a) Effective as of the date hereof, the first sentence of Section 2.4 of the Agreement is hereby amended in its entirety to read as follows:

                 "The unpaid principal amount of the Term Loan shall bear interest prior to maturity from the date the Advance is made at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate, or (b) the sum of the Base Rate in effect from day to day plus one percent (1%).

                 (b) Effective as of the date hereof, the reference to "March 31, 1997" contained in the third sentence of Section 2.4, is hereby amended in its entirety to read "April 30, 1997."

         2.3     Amendment to Section 2.7.  Effective as of the date hereof,
Section 2.7 is hereby amended in its entirety to read as follows:

                 Section 2.7 Operating Accounts. Southern Flow shall deposit all proceeds of Collateral received by it directly in its operating account maintained at Bank One, Louisiana-Lafayette, N.A. If an Event of Default has occurred and is continuing, all amounts in excess of $50,000 deposited in such operating account shall be transferred on a daily basis to Southern Flow's operating account maintained with Lender and Lender may apply all such amounts to the Obligations pursuant to the terms hereof.

         2.4     Amendment to Section 5.1.  Effective as of the date hereof,
Section 5.1 is hereby amended to delete clause (m) in its entirety.

         2.5 Amendment to Agreement. Effective as of the date hereof, (i) Exhibit "G" to the Agreement is hereby deleted in its entirety, and (ii) Exhibit "A" to the Agreement is hereby amended to read in its entirety as set forth on Annex I attached hereto.

                                  ARTICLE III

                              Conditions Precedent

         3.1 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

                 (a) Lender shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to Lender:

                          (1) Resolutions. Resolutions of the Board of Directors of each Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by such Borrower of this Amendment and the other Loan Documents to which such Borrower is or is to be a party hereunder;

                          (2) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of each Borrower certifying the names of the officers of such Borrower authorized to sign this Amendment and each of the other Loan Documents to which such Borrower is or is to be a party hereunder (including the certificates contemplated herein) together with specimen signatures of such officers;

                          (3) Note. The Note executed by the Borrowers substantially in the form of Annex I attached hereto;

                          (4)     Modification of Deed of Trust.  A
                 Modification of Deed of Trust executed by Southern Flow; and

                          (5) Additional Information. Lender shall have received such additional documents, instruments and information as Lender or its legal counsel, Winstead Sechrest & Minick P.C., may request; and

                 (b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof;

                 (c)      No Default shall have occurred and be continuing; and

                 (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instrument, and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Winstead Sechrest & Minick P.C.

                                   ARTICLE IV

                 Ratifications, Representations and Warranties

         4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrowers and Lender agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         4.2 Representations and Warranties. Each Borrower hereby represents and warrants to Lender that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of such Borrower and will not violate the articles of incorporation or bylaws of such Borrower, (ii) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, (iii) no Default has occurred and is continuing, and
(iv) such Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby.

                                   ARTICLE V

                                 Miscellaneous

         5.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

         5.2 Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

         5.3 Expenses of Lender. As provided in the Agreement, the Borrowers agree to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including without limitation the costs and fees of Lender's legal counsel.

         5.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         5.5 Applicable Law. This Amendment and all other Loan Documents executed pursuant hereto shall be deemed to have been made and to be performable in Shreveport, Caddo Parish, Louisiana and shall be governed by and construed in accordance with the laws of the State of Louisiana.

         5.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrowers and their respective successors and assigns, except neither Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

         5.7 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         5.8 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by either Borrower or Guarantor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

         5.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         5.10 ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSION OF THE PARITIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         Executed as of the date first written above.

                                      Borrowers:
                                      ---------

                                      SOUTHERN FLOW COMPANIES, INC.

                                      By:     /s/ W. Phillip Marcum
                                         --------------------------------------
                                      Name:   W. Phillip Marcum
                                           ------------------------------------
                                      Title:  Chief Executive Officer
                                            -----------------------------------


                                      MARCUM GAS TRANSMISSION, INC.

                                      By:     /s/ W. Phillip Marcum
                                         --------------------------------------
                                      Name:   W. Phillip Marcum
                                           ------------------------------------
                                      Title:  Chief Executive Officer
                                            -----------------------------------

                                      Guarantor:
                                      ---------

                                      MARCUM NATURAL GAS SERVICES, INC.

                                      By:     /s/ W. Phillip Marcum
                                         --------------------------------------
                                      Name:   W. Phillip Marcum
                                           ------------------------------------
                                      Title:  President and Chief Executive
                                              Officer
                                            -----------------------------------


                                      Lender:
                                      ------

                                      COMMERCIAL NATIONAL BANK
                                      IN SHREVEPORT


                                      By:   /s/ Riley Hagan, III
                                         --------------------------------------
                                           Riley Hagan, III
                                           Senior Vice President

         Guarantor hereby consents and agrees to this Amendment and agrees that the Guaranty shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms. Guarantor hereby further acknowledges and agrees that the indebtedness evidenced by the Term Note executed in connection herewith constitutes a portion of the "Guaranteed Indebtedness" (as such term is defined in the Guaranty) and the payment and performance thereof is guaranteed pursuant to the terms of the Guaranty.

                                      Guarantor:
                                      ---------

                                      MARCUM NATURAL GAS SERVICES, INC.

                                      By:     /s/ W. Phillip Marcum
                                         --------------------------------------
                                      Name:   W. Phillip Marcum
                                           ------------------------------------
                                      Title:  President and Chief Executive
                                              Officer
                                            -----------------------------------





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